For Immediate Release
Contact:
Ms. Krista Arkfeld
Director of Corporate Communications
karkfeld@supertelinc.com

Supertel Regains Compliance with NASDAQ Minimum Closing Bid Price Rule

NORFOLK, NE, September 25, 2012 -  Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT) which currently owns 94 hotels in 23 states, today announced that it had regained compliance with the continued listing requirement for the NASDAQ Global Market.  Supertel received a notice from The NASDAQ Stock Market stating that for the previous ten consecutive business days, the closing bid price of Supertel common stock closed at or above the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market.

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels.  The company currently owns 94 hotels comprising 8,283 rooms in 23 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families, including Hilton, IHG, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.